UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2014

Buckeye Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, TX (Address of Principal Executive Offices)	77046 (Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On February 7, 2014, Buckeye Partners, L.P. (the “Partnership”) reported its preliminary unaudited financial results for the fourth quarter and full year of 2013.

Fourth Quarter Results

The Partnership reported income from continuing operations for the fourth quarter of 2013 of $87.5 million compared to income from continuing operations for the fourth quarter of 2012 of $32.5 million, which included an asset impairment charge of $60.0 million relating to ceasing operations on a portion of the Partnership’s NORCO pipeline system.  Income from continuing operations attributable to the Partnership’s unitholders was $0.75 per diluted limited partnership unit (“LP Unit”) for the fourth quarter of 2013 compared to $0.32 per diluted LP Unit for the fourth quarter of 2012. The diluted weighted average of LP Units outstanding in the fourth quarter of 2013 was 114.1 million compared to 98.5 million in the fourth quarter of 2012. The increase in LP Units is primarily the result of two LP Unit offerings during 2013, the proceeds from which were used to reduce outstanding borrowings and fund a portion of the Hess terminals acquisition.

Adjusted EBITDA from continuing operations for the fourth quarter of 2013 was $178.6 million compared to $165.4 million for the fourth quarter of 2012.  Distributable cash flow from continuing operations for the fourth quarter of 2013 was $117.8 million compared to $118.1 million for the fourth quarter of 2012. The Partnership also reported distribution coverage of 0.94 times for the fourth quarter of 2013.

Maintenance capital expenditures for the fourth quarter of 2013 were $27.3 million compared to $18.5 million for the fourth quarter of 2012 and interest and debt expense, excluding certain non-cash items, for the fourth quarter of 2013 was $33.3 million compared to $29.0 million for the fourth quarter of 2012.

Full Year Results

For 2013, the Partnership reported income from continuing operations of $351.6 million compared to income from continuing operations for 2012 of $235.9 million, which included the NORCO asset impairment charge. Income from continuing operations attributable to the Partnership’s unitholders was $3.23 per diluted LP Unit for 2013 compared to $2.37 per diluted LP Unit for 2012. The diluted weighted average of LP Units outstanding for 2013 was 107.7 million compared to 97.6 million for 2012. The increase in LP Units is primarily the result of two LP Unit offerings during 2013.

For 2013, Adjusted EBITDA from continuing operations was $648.8 million compared to $552.4 million for 2012. Distributable cash flow from continuing operations was $454.2 million compared to $385.8 million for 2012. The Partnership reported distribution coverage of 0.99 times for 2013. Maintenance capital expenditures for 2013 were $71.5 million compared with $54.1 million for 2012.

Discontinued Operations. The board of directors of the Partnership’s general partner approved a plan in December 2013 to divest its noncore Natural Gas Storage business. The Partnership expects to complete the disposition of this business and its assets in 2014. The Partnership recorded an asset impairment charge of $169.0 million relating to discontinuing the Natural Gas Storage business. This business has been classified as discontinued operations in the Partnership’s consolidated financial statements.

Business Segments. The Partnership also announced changes to its operating structure and related reporting segments to better align its businesses with its long-term growth strategies.

The new Global Marine Terminals segment includes the Partnership’s BORCO facility, Yabucoa terminal and the St. Lucia terminal acquired from Hess Corporation (“Hess”), as well as in the New York Harbor at the legacy Perth Amboy terminal and the Port Reading and Raritan Bay terminals acquired from Hess. Khalid A. Muslih, formerly

President of the International Operations business unit, will serve as President of the new Global Marine Terminals business unit.

The Partnership’s Merchant Services segment includes the legacy Energy Services segment, the Caribbean fuel oil supply and distribution business and new merchant activities supporting the terminals recently acquired from Hess. Jeremiah J. Ashcroft III continues as President of the Buckeye Services business unit, which includes the new Merchant Services segment as well as the unchanged Development & Logistics segment.

The Partnership’s Pipelines & Terminals segment is comprised of the legacy domestic terminals (other than Perth Amboy) combined with the domestic terminals acquired from Hess in Upstate New York, the Middle Atlantic, the Southeast (including Florida), and the New York Harbor, excluding the Port Reading and Raritan Bay terminals. The Domestic Pipelines & Terminals business unit, which is the Partnership’s largest, remains under the leadership of Robert A. Malecky.

Cash Distribution

The Partnership also announced that its general partner declared a cash distribution of $1.0875 per LP Unit for the quarter ended December 31, 2013. The distribution will be payable on February 25, 2014, to unitholders of record on February 18, 2014. This cash distribution represents a 4.8 percent increase over the $1.0375 per LP Unit distribution declared for the fourth quarter of 2012. For 2013, the Partnership declared distributions of $4.275 per LP Unit, which represents a 3.0 percent increase over the $4.15 per LP Unit for 2012.

Adjusted EBITDA and Distributable Cash Flow

Adjusted EBITDA and distributable cash flow are measures not defined by GAAP. Adjusted EBITDA is the primary measure used by the Partnership’s senior management, including the Chief Executive Officer of its general partner, to (i) evaluate the Partnership’s consolidated operating performance and the operating performance of the Partnership’s business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities. Distributable cash flow is another measure used by senior management to provide a clearer picture of the Partnership’s cash available for distribution to its unitholders. Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited to, depreciation and amortization expense resulting from the significant capital investments the Partnership makes in its businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of the Partnership’s core operating performance results and business outlook.

The Partnership believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing the Partnership’s operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by the Partnership may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the reconciliations of each of Adjusted EBITDA and distributable cash flow to net income below.

BUCKEYE PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenue:
Product sales	$1,357,353	$869,602	$3,966,247	$3,332,301
Transportation, storage and other services	298,231	255,161	1,087,854	953,602
Total revenue	1,655,584	1,124,763	5,054,101	4,285,903

Costs and expenses:
Cost of product sales	1,353,996	856,061	3,944,448	3,304,326
Operating expenses	120,647	91,858	413,577	372,993
Depreciation and amortization	37,499	40,039	147,591	138,857
General and administrative	19,625	17,647	70,444	65,241
Asset impairment expense	—	59,950	—	59,950
Total costs and expenses	1,531,767	1,065,555	4,576,060	3,941,367
Operating income	123,817	59,208	478,041	344,536

Other income (expense):
Earnings from equity investments	272	1,813	5,243	6,100
Interest and debt expense	(36,093)	(29,821)	(130,920)	(114,980)
Other income (expense)	8	(509)	295	(452)
Total other expense, net	(35,813)	(28,517)	(125,382)	(109,332)

Income from continuing operations before taxes	88,004	30,691	352,659	235,204
Income tax benefit (expense)	(539)	1,852	(1,060)	675
Income from continuing operations	87,465	32,543	351,599	235,879
Income (loss) from discontinued operations (including a $169 million asset impairment)	(169,160)	3,256	(187,174)	(5,328)
Net income (loss)	(81,695)	35,799	164,425	230,551
Less: Net income attributable to noncontrolling interests	(1,057)	(836)	(4,152)	(4,134)
Net income (loss) attributable to Buckeye Partners, L.P.	$(82,752)	$34,963	$160,273	$226,417

Basic earnings (loss) per unit attributable to Buckeye Partners, L.P.:
Continuing operations	$0.76	$0.33	$3.25	$2.38
Discontinued operations	(1.49)	0.03	(1.75)	(0.05)
Total	$(0.73)	$0.36	$1.50	$2.33

Diluted earnings (loss) per unit attributable to Buckeye Partners, L.P.:
Continuing operations	$0.75	$0.32	$3.23	$2.37
Discontinued operations	(1.48)	0.03	(1.74)	(0.05)
Total	$(0.73)	$0.35	$1.49	$2.32

Weighted average units outstanding:
Basic	113,535	98,180	107,202	97,309
Diluted	114,091	98,514	107,677	97,635

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenue:
Pipelines & Terminals	$217,887	$185,472	$786,759	$709,341
Global Marine Terminals	65,854	61,851	252,270	218,180
Merchant Services	1,362,857	870,119	3,990,575	3,339,241
Development & Logistics	17,199	12,796	59,247	50,211
Intersegment	(8,213)	(5,475)	(34,750)	(31,070)
Total revenue	$1,655,584	$1,124,763	$5,054,101	$4,285,903

Total costs and expenses: (1)
Pipelines & Terminals	$113,566	$154,608	$401,329	$441,531
Global Marine Terminals	48,714	42,096	176,890	146,051
Merchant Services	1,364,089	863,994	3,987,490	3,346,721
Development & Logistics	13,611	10,332	45,101	38,134
Intersegment	(8,213)	(5,475)	(34,750)	(31,070)
Total costs and expenses	$1,531,767	$1,065,555	$4,576,060	$3,941,367

Depreciation and amortization:
Pipelines & Terminals	$16,717	$19,398	$63,799	$66,457
Global Marine Terminals	18,828	18,730	76,146	64,912
Merchant Services	1,461	1,417	5,693	5,521
Development & Logistics	493	494	1,953	1,967
Total depreciation and amortization	$37,499	$40,039	$147,591	$138,857

Operating income (loss):
Pipelines & Terminals	$104,321	$30,864	$385,430	$267,810
Global Marine Terminals	17,140	19,755	75,380	72,129
Merchant Services	(1,232)	6,125	3,085	(7,480)
Development & Logistics	3,588	2,464	14,146	12,077
Total operating income	$123,817	$59,208	$478,041	$344,536

Adjusted EBITDA from continuing operations:
Pipelines & Terminals	$132,195	$116,724	$471,091	$409,541
Global Marine Terminals	40,494	36,890	149,740	128,581
Merchant Services	1,772	8,801	12,616	1,144
Development & Logistics	4,120	3,003	15,367	13,174
Adjusted EBITDA from continuing operations	$178,581	$165,418	$648,814	$552,440

Capital additions, net: (2)
Pipelines & Terminals	$37,313	$51,497	$151,827	$158,547
Global Marine Terminals	65,685	45,005	206,472	167,208
Merchant Services	—	983	113	2,490
Development & Logistics	1,398	443	2,840	724
Total segment capital additions, net	104,396	97,928	361,252	328,969
Natural Gas Storage disposal group (3)	41	405	193	2,369
Total capital additions, net	$104,437	$98,333	$361,445	$331,338

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Summary of capital additions, net: (2) (3)
Maintenance capital expenditures	$27,291	$18,661	$71,595	$54,425
Expansion and cost reduction	77,146	79,672	289,850	276,913
Total capital additions, net	$104,437	$98,333	$361,445	$331,338

	December 31,
	2013	2012
Key Balance Sheet Information:
Cash and cash equivalent	$4,950	$6,776
Long-term debt, total (4)	3,092,711	2,735,244

(1)                                 Includes depreciation and amortization and asset impairment expense.

(2)                                 Amounts exclude accruals for capital expenditures.

(3)                                 Includes Natural Gas Storage disposal group capital expenditures as follows: (i) maintenance capital expenditures of $41 thousand and $119 thousand for the quarter and year ended December 31, 2013, respectively, and $203 thousand and $355 thousand for the quarter and year ended December 31, 2012, respectively, and (ii) expansion and cost reduction capital of $74 thousand for the year ended December 31, 2013, and $202 thousand and $2 million for the quarter and year ended December 31, 2012, respectively.

(4)                                 Includes long-term debt portion of Buckeye Partners, L.P. Credit Facility of $29 million and $665 million as of December 31, 2013 and 2012, respectively.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA - Continued

(Unaudited)

	Three Months Ended December 31		Year Ended December 31,
	2013	2012	2013	2012
Pipeline & Terminals (average bpd in thousands):
Pipelines:
Gasoline	710.7	690.4	717.8	701.9
Jet fuel	335.1	328.5	334.4	339.2
Middle distillates (1)	390.7	342.9	345.7	318.6
Other products (2)	26.1	20.7	28.5	25.9
Total pipelines throughput	1,462.6	1,382.5	1,426.4	1,385.6

Terminals:
Products throughput	1,003.9	940.1	975.1	916.7

Pipeline Average Tariff (cents/bbl)	83.6	80.3	82.2	81.5

Merchant Services (in millions of gallons) (3)
Sales volumes	461.7	289.2	1,371.5	1,125.9

(1)                                 Includes diesel fuel and heating oil.

(2)                                 Includes liquefied petroleum gas, intermediate petroleum products and crude oil.

(3)                                 Includes volumes related to fuel oil supply and distribution services which began in late 2012.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

Non-GAAP Reconciliations

(In thousands, except per unit amounts and coverage ratio)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Income from continuing operations	$87,465	$32,543	$351,599	$235,879
Less: Net income attributable to noncontrolling interests	(1,057)	(836)	(4,152)	(4,134)
Income from continuing operations attributable to Buckeye Partners, L.P.	86,408	31,707	347,447	231,745
Add: Interest and debt expense	36,093	29,821	130,920	114,980
Income tax expense (benefit)	539	(1,852)	1,060	(675)
Depreciation and amortization	37,499	40,039	147,591	138,857
Non-cash unit-based compensation expense	9,004	8,502	21,013	18,577
Asset impairment expense	—	59,950	—	59,950
Hess acquisition and transition expense	11,806	—	11,806	—
Less: Amortization of unfavorable storage contracts (1)	(2,768)	(2,749)	(11,023)	(10,994)
Adjusted EBITDA from continuing operations	$178,581	$165,418	$648,814	$552,440
Less: Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(33,317)	(28,959)	(122,471)	(111,511)
Income tax (expense) benefit, excluding non-cash taxes	(196)	82	(717)	(1,095)
Maintenance capital expenditures	(27,250)	(18,458)	(71,476)	(54,070)
Distributable cash flow from continuing operations	$117,818	$118,083	$454,150	$385,764

Distributions for coverage ratio (2)	$125,475	$94,033	$456,507	$376,193
Coverage ratio from continuing operations	0.94	1.26	0.99	1.03

(1)                                 Represents the amortization of the negative fair values allocated to certain unfavorable storage contracts acquired in connection with the BORCO acquisition.

(2)                                 Represents cash distributions declared for LP Units outstanding as of each respective period. Amounts for 2013 reflect actual cash distributions paid on LP Units for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and estimated cash distribution for the quarter ended December 31, 2013. As of September 1, 2013, the 8,469,233 Class B Units outstanding, which represented all Class B Units, converted into LP Units on a one-for-one basis. Prior to conversion, distributions with respect to the Class B Units outstanding on the record date were paid in additional Class B Units rather than in cash.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

Non-GAAP Reconciliations — Continued

(In thousands)

(Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2013
Adjusted EBITDA from continuing operations (restated): (1)
Pipelines & Terminals	$115,385	$107,635	$115,876	$132,195	$471,091
Global Marine Terminals	35,479	37,803	35,964	40,494	149,740
Merchant Services	6,194	4,724	(74)	1,772	12,616
Development & Logistics	3,173	3,667	4,407	4,120	15,367
Adjusted EBITDA from continuing operations (restated)	$160,231	$153,829	$156,173	$178,581	$648,814
Adjusted EBITDA (as previously reported):
Pipelines & Terminals	$115,544	$109,085	$114,412	$132,195	$471,236
International Operations	35,243	37,203	40,475	40,494	153,415
Natural Gas Storage	(1,827)	(5,757)	(2,759)	—	(10,343)
Energy Services	7,191	4,773	(2,220)	1,772	11,516
Development & Logistics	2,698	3,187	3,934	4,120	13,939
Adjusted EBITDA (as previously reported)	$158,849	$148,491	$153,842	$178,581	$639,763

2012
Adjusted EBITDA from continuing operations (restated): (1)
Pipelines & Terminals	$89,611	$91,022	$112,184	$116,724	$409,541
Global Marine Terminals	29,493	28,533	33,665	36,890	128,581
Merchant Services	(6,091)	(3,195)	1,629	8,801	1,144
Development & Logistics	2,930	3,722	3,519	3,003	13,174
Adjusted EBITDA from continuing operations (restated)	$115,943	$120,082	$150,997	$165,418	$552,440

Adjusted EBITDA (as previously reported):
Pipelines & Terminals	$88,232	$89,598	$112,879	$118,346	$409,055
International Operations	31,666	30,591	33,548	36,299	132,104
Natural Gas Storage	(1,268)	(388)	1,357	6,417	6,118
Energy Services	(6,172)	(3,206)	1,619	8,283	524
Development & Logistics	2,529	3,337	3,168	2,688	11,722
Adjusted EBITDA (as previously reported)	$114,987	$119,932	$152,571	$172,033	$559,523

(1)                                 Historical segment amounts previously reported have been restated to conform to the Partnership’s new reporting structure. Additional changes in previously reported amounts are due to the following items:

•                  In December 2013, the Board of Directors of Buckeye GP LLC approved a plan to divest the Partnership’s Natural Gas Storage segment and its related assets as the Partnership no longer believes this business is aligned with its long-term business strategy. Therefore, assets and liabilities related to the former Natural Gas Storage segment were classified as “Assets held for sale” and “Liabilities held for sale”, respectively, as of December 31, 2013 and the Partnership has reported the results of operations as discontinued operations for all periods presented.

•                  Reclassifications of operating and general and administrative expenses among the Partnership’s segments. The reclassification impacted Adjusted EBITDA by segment, however, had no impact on total Adjusted EBITDA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

		By:	/s/ Todd J. Russo
Todd J. Russo
Vice President, General Counsel and Secretary

Dated February 13, 2014